77E

SUPPLEMENT DATED OCTOBER 26, 2005
TO THE
STATEMENTS OF ADDITIONAL INFORMATION
OF THE
FUNDS INDICATED BELOW



The following supplements, and to the extent inconsistent therewith, supersedes certain disclosure in each of the Statements of Additional Information for the Funds listed below:

Legal Matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the Distributor) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the Advisers), substantially all of the mutual funds managed by the Advisers, including the Fund (the Funds), and directors or trustees of the Funds (collectively, the Defendants). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys' fees and litigation expenses.



On December 15, 2004, a consolidated amended complaint (the Complaint) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup
Asset Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.



Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.



As of the date of this supplement, Citigroup Asset
Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.



The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against Citigroup Global Markets Inc.
and Smith Barney Fund Management LLC (SBFM, collectively, the Defendants) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the Funds), rescission of the Funds' management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys' fees and litigation expenses.



On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.



As of the date of this supplement, Citigroup Asset Management believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.


SB ADJUSTABLE RATE INCOME FUND
    September 28, 2005
Smith Barney Shares


SMITH BARNEY AGGRESSIVE GROWTH
FUND INC.
    December 29, 2004

SMITH BARNEY ALLOCATION SERIES INC.
    May 31, 2005
BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO


SMITH BARNEY APPRECIATION FUND INC.
    April 30, 2005

SMITH BARNEY ARIZONA MUNICIPALS
FUND INC.
    September 28, 2005

SMITH BARNEY CALIFORNIA MUNICIPALS
FUND INC.
    June 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.
    March 18, 2005

SMITH BARNEY EQUITY FUNDS
    May 31, 2005
SMITH BARNEY SOCIAL AWARENESS FUND


SMITH BARNEY FUNDAMENTAL VALUE
FUND INC.
    January 28, 2005

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND
    April 29, 2005
SMITH BARNEY SHORT-TERM INVESTMENT GRADE
BOND FUND
    April 29, 2005
U.S. GOVERNMENT SECURITIES FUND
    April 29, 2005
SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND
    November 26, 2004

SB CONVERTIBLE FUND
    November 26, 2004
Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND
    November 26, 2004
SMITH BARNEY EXCHANGE RESERVE FUND
    November 26, 2004
SMITH BARNEY HIGH INCOME FUND
    November 26, 2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND
    November 26, 2004
SB CAPITAL AND INCOME FUND
    April 29, 2005
Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND
    November 26, 2004

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT
FUND INC.
    September 28, 2005
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO


SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND
    April 29, 2005
SMITH BARNEY HANSBERGER GLOBAL VALUE FUND
    August 29, 2005
SMITH BARNEY INVESTMENT GRADE BOND FUND
    April 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
  ALL CAP GROWTH AND VALUE FUND
    August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
  BALANCED ALL CAP GROWTH AND VALUE FUND
    August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
  GLOBAL ALL CAP GROWTH AND VALUE FUND
    August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
  LARGE CAP GROWTH AND VALUE FUND
    August 29, 2005



4



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SMITH BARNEY MULTIPLE DISCIPLINE FUNDS   ALL CAP AND INTERNATIONAL FUND
    August 29, 2005
SMITH BARNEY REAL RETURN STRATEGY FUND
    November 8, 2004
SMITH BARNEY SMALL CAP VALUE FUND
    January 28, 2005
SMITH BARNEY SMALL CAP GROWTH FUND
    January 28, 2005

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND
    February 25, 2005
Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND
    February 25, 2005
SMITH BARNEY DIVIDEND STRATEGY FUND
    February 25, 2005

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS FUND
    March 28, 2005
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND
    March 28, 2005
SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND
    March 28, 2005
SMITH BARNEY MID CAP CORE FUND
    March 28, 2005
SMITH BARNEY CLASSIC VALUES FUND
    March 28, 2005
SMITH BARNEY S&P 500 INDEX FUND
    April 30, 2005
Smith Barney Shares

Citi Shares


SMITH BARNEY MANAGED MUNICIPALS FUND INC.
    June 28, 2005

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND
    March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.
    April 29, 2005
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO
    July 29, 2005
FLORIDA PORTFOLIO
    July 29, 2005
GEORGIA PORTFOLIO
    July 29, 2005
LIMITED TERM PORTFOLIO
    July 29, 2005
MASSACHUSETTS MONEY MARKET PORTFOLIO
    July 29, 2005
NATIONAL PORTFOLIO
    July 29, 2005
NEW YORK MONEY MARKET PORTFOLIO
    July 29, 2005
NEW YORK PORTFOLIO
    July 29, 2005
PENNSYLVANIA PORTFOLIO
    July 29, 2005

SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.
    July 29, 2005

SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC.
    July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND
    August 28, 2005

SMITH BARNEY SECTOR SERIES FUND INC.
    February 25, 2005
SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND


SMITH BARNEY SMALL CAP CORE FUND, INC.
    April 29, 2005

SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND
    February 25, 2005
SMITH BARNEY INTERNATIONAL LARGE CAP FUND
    April 29, 2005
SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES FUND
    February 25, 2005
SMITH BARNEY CAPITAL PRESERVATION FUND
    February 25, 2005
SMITH BARNEY CAPITAL PRESERVATION FUND II
    February 25, 2005
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND
    February 25, 2005

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND
    February 28, 2005
INTERNATIONAL ALL CAP GROWTH PORTFOLIO
    February 28, 2005